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EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-91904 and No. 333-24765 of Beazer Homes USA, Inc. ("Beazer Homes") on Form S-8 of our report dated November 3, 1998 (December 4, 1998 as to Note 14) appearing in Beazer Homes' 1998 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K of Beazer Homes for the year ended September 30, 1998.

/s/ Deloitte & Touche

Atlanta, Georgia
December 23, 1998